CLYDE BAILEY P.C.
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                                                  Certified Public Accountant
                                                     10924 Vance Jackson #404
                                                     San Antonio, Texas 78230
                                                         (210) 699-1287(ofc.)
                                         (888) 699-1287  (210) 691-2911 (fax)

                                                                      Member:
                                                  American Institute of CPA's
                                                       Texas Society of CPA's


March 27, 2002

I consent to the use, of my report dated August 22, 2001, in the Form SB-2, on the financial statements of Mees Masonary Corporation, dated June 30, 2001, included herein and to the reference made to me.

I consent to the use, of my report dated August 22, 2001, in the Form SB-2, on the financial statements of Mees Masonary, (a Sole Proprietorship), dated December 31, 1999, December 31, 2000, and May 24, 2001, included herein and to the reference made to me.



/s/ Clyde Bailey
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Clyde Bailey